UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant To

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2010

U-STORE-IT TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32324	20-1024732
(Commission File Number)	(IRS Employer Identification Number)

460 E. Swedesford Road, Suite 3000 Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 293-5700

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04                                             Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On March 31, 2010, U-Store-It Trust (the “Company”) sent a notice to its trustees and executive officers informing them of a blackout period under the U-Store-It L.P. 401(k) Plan (the “Plan”) in connection with a change in plan administrator under the Plan, which notice the Company filed on Form 8-K on March 31, 2010.  That notice stated that the blackout period was expected to begin at 4:00 p.m. on April 15, 2010 and to end approximately May 15, 2010. On May 14, 2010, the Company sent a second notice to its trustees and executive officers stating that, due to administrative difficulties in the transfer and reconciliation of Plan accounts, the blackout period was expected to end during the week beginning on May 30, 2010.  Other than the delayed ending date, there are no material changes to the notice previously filed on Form 8-K.  A copy of the original notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.  A copy of the updated notice is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

During the blackout period and for a period of two years following the ending date of the blackout period, security holders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the blackout period by contacting the Senior Vice President — Chief Legal Officer, U-Store-It Trust, 460 East Swedesford Road, Suite 3000, Wayne, Pennsylvania  19087, or at (610) 293-5700.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits. The following exhibits are being furnished herewith.

Exhibit No.	Description
99.1	Notice delivered to trustees and executive officers of the Company on March 31, 2010
99.2	Notice delivered to trustees and executive officers of the Company on May 14, 2010

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-STORE-IT TRUST

Date: May 14, 2010	By:	/s/ Jeffrey P. Foster
		Name:	Jeffrey P. Foster
		Title:	Senior Vice President – Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice delivered to trustees and executive officers of the Company on March 31, 2010
99.2	Notice delivered to trustees and executive officers of the Company on May 14, 2010